                 EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

              (all amounts in millions except earnings per share)

                                                          1999   1998   1997
                                                         ------ ------ -------
Basic:
  Average Shares Outstanding............................   75.2   75.8    74.7
  Earnings (Loss):
    Continuing Operations............................... $347.1 $310.3 $ (46.4)
    Discontinued Operations.............................    0.0   14.8    31.6
                                                         ------ ------ -------
  Net Earnings (Loss)................................... $347.1 $325.1 $ (14.8)
                                                         ====== ====== =======
  Earnings (Loss) Per Share from Continuing Operations.. $ 4.61 $ 4.09 $ (0.62)
  Net Earnings (Loss) Per Share......................... $ 4.61 $ 4.29 $ (0.20)
                                                         ====== ====== =======
Diluted:
  Average Shares Outstanding............................   75.2   75.8    74.7
  Treasury Stock Method (a):
    Stock Options.......................................    0.8    0.7     --
                                                         ------ ------ -------
Average Shares Outstanding..............................   76.0   76.5    74.7
                                                         ====== ====== =======
  Diluted Earnings (Loss) from Continuing Operations.... $347.1 $310.3 $ (46.4)
                                                         ====== ====== =======
  Diluted Earnings (Loss) Per Share from Continuing
   Operations........................................... $ 4.56 $ 4.06 $ (0.62)
                                                         ====== ====== =======
  Diluted Net Earnings (Loss) Per Share................. $ 4.56 $ 4.25 $ (0.20)
                                                         ====== ====== =======

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(a) Using the average market price per share of stock for the period; effect of stock options precipitates an anti-dilutive calculation in 1997, and therefore not included; convertible debt retired in 1997.

                                     F-10